UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K/A

Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 1, 2015
(Date of earliest event reported)
Qorvo, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36801	46-5288992
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

7628 Thorndike Road, Greensboro, North Carolina 27409-9421
and
2300 N.E. Brookwood Parkway, Hillsboro, Oregon 97124
(Address of principal executive offices)
(Zip Code)

(336) 664-1233 and (503) 615-9000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Explanatory Note
On January 2, 2015, Qorvo, Inc. (“Qorvo”) filed a Current Report on Form 8-K (the “Initial Filing”) with the Securities and Exchange Commission to report the consummation of the transactions contemplated by the Agreement and Plan of Merger and Reorganization, dated February 22, 2014, as amended on July 15, 2014, by and among RF Micro Devices, Inc. (“RFMD”), TriQuint Semiconductor, Inc. (“TriQuint”) and Qorvo (f/k/a Rocky Holding, Inc.), pursuant to which each of RFMD and TriQuint became wholly owned subsidiaries of Qorvo.
This Current Report on Form 8-K/A amends and supplements Item 9.01 of the Initial Filing to present certain unaudited pro forma combined financial statements of Qorvo in connection with the transaction.

Item 9.01. Financial Statements and Exhibits.

(b)	Pro Forma Financial Information.

In accordance with Item 9.01(b) of Form 8-K, the pro forma financial information required pursuant to Article 11 of Regulation S-X is furnished as Exhibit 99.1 and incorporated herein by reference.

(d)    Exhibits.

Exhibit No.	Description

99.1
Unaudited pro forma condensed combined balance sheet of Qorvo as of September 27, 2014, the unaudited pro forma condensed combined statement of operations of Qorvo for the interim period (which includes the six months ended September 27, 2014 for RFMD and the six months ended June 28, 2014 for TriQuint), and the unaudited pro forma condensed combined statement of operations of Qorvo for the fiscal year ended March 29, 2014 (which includes the fiscal year ended March 29, 2014 for RFMD and the fiscal year ended December 31, 2013 for TriQuint).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Qorvo, Inc.

	By:	/s/ Steven J. Buhaly
Steven J. Buhaly
Chief Financial Officer and Secretary

Date: March 18, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1
Unaudited pro forma condensed combined balance sheet of Qorvo as of September 27, 2014, the unaudited pro forma condensed combined statement of operations of Qorvo for the interim period (which includes the six months ended September 27, 2014 for RFMD and the six months ended June 28, 2014 for TriQuint), and the unaudited pro forma condensed combined statement of operations of Qorvo for the fiscal year ended March 29, 2014 (which includes the fiscal year ended March 29, 2014 for RFMD and the fiscal year ended December 31, 2013 for TriQuint).